                                                                    EXHIBIT 3.11


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                              OF MAXUM HEALTH CORP.

                MAXUM HEALTH CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), pursuant to a certificate of incorporation duly filed with the Secretary of State of Delaware on June 26, 1989, as amended, DOES HEREBY
CERTIFY:

                FIRST: That the name under which the Corporation was originally incorporated was MHC Holding Corp., Inc., which name was changed by a filing of a Certificate of Amendment with the Delaware Secretary of State on July 24, 1991 to MAXUM HEALTH CORP.

                SECOND: That on September 15, 1991, resolutions were adopted by unanimous written consent of the Board of Directors of the Corporation proposing and declaring advisable certain amendments and the amendment and restatement in its entirety of the Corporation's Certificate of Incorporation as follows:

                "RESOLVED that the Board of Directors hereby determines and declares it advisable that the Certificate of Incorporation of this Corporation be amended and restated in its entirety to read as set forth in the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A."

                THIRD: That thereafter, pursuant to resolution of its Board of Directors, a consent of the stockholders of the Company was duly adopted in accordance with the General Corporation Law of the State of Delaware in which the necessary number of shares as required by statute were voted in favor of the Amended and Restated Certificate of Incorporation.

                FOURTH: That said Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and that any notice required to be given under said Section 228 has been given.

                FIFTH: That the effective time of the Amended and Restated Certificate of Incorporation shall be September 26, 1991.

                IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed and attested by its duly authorized officers this 25th day of September, 1991.

                                                    MAXUM HEALTH CORP.


                                                    By: /s/ WILLIAM L. MacKNIGHT
                                                        ------------------------
                                                          William L. MacKnight
                                                               President


ATTEST:

By: /s/ MARK A. SOLLS
---------------------
      Mark A. Solls
       Secretary

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                              OF MAXUM HEALTH CORP.

                                   ARTICLE ONE

                Maxum Health Corp. is the name of the Corporation.

                                   ARTICLE TWO

                The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE THREE

                The nature of the business or purposes of the Corporation to be conducted or promoted by it is to engage in any and all lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

                The total number of shares of stock which the Corporation shall have authority to issue is 10,056,000, consisting of (i) 10,000,000 shares of Common Stock with a par value of one cent ($.01) per share, and (ii) 56,000 shares of Series Preferred Stock with a par value of one cent ($0.01) per share, of which 35,000 shall be designated as Series A Senior Cumulative Preferred Stock with a par value of one cent ($.0l) per share ("Series A Preferred"), and 21,000 shall be subject to designation in one or more series by the Corporation's Board of Directors as provided below (collectively, the "Series Preferred").

                                (a) COMMON STOCK

                Section 1. Dividends. To the extent permitted under the General Corporation Law of Delaware, dividends may be paid on the Common Stock as and when declared by the Corporation's Board of Directors, subject to the rights of the holders of the Series Preferred.

                Section 2. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, the holders of Common Stock shall be entitled to receive any amounts remaining after payment to the holders of the Series Preferred.

                Section 3. Voting Rights. Except as otherwise required by applicable law, the holders of shares of Common Stock shall be entitled to one vote per share with respect to all matters voted on by the stockholders of the Corporation.

                              (b) SERIES PREFERRED

                Shares of the Series Preferred shall be issued from time to time in one or more series, and the Board of Directors of the Corporation is hereby authorized to determine and alter all rights, preferences and privileges and qualifications, limitations and restrictions thereof (including, without limitation, voting rights and the limitation and exclusion thereof) granted to or imposed upon any wholly unissued series of Series Preferred and the number of shares constituting any such series and the designation thereof, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series then outstanding.

                             (c) SERIES A PREFERRED

                Section 1. Designation. Thirty-five thousand shares of the Series Preferred shall be designated as the "Series A Senior Cumulative Series Preferred" (the "Series A Preferred").

                Section 2.      Dividends

                2A.     General Obligation. When and as declared by the
Corporation's Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends to the holders of the Series A Preferred as provided in this section 2. Except as otherwise provided herein, dividends on each share of the Series A Preferred (a "Share") shall accrue on a daily basis at the Base Rate (as defined in Section 8 below) on the sum of the Liquidation Value of such Share plus all accumulated and unpaid dividends thereon, from and including the date of issuance of such Share to and including the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

                2B.     Dividend Reference Dates. To the extent not paid on
March 31, June 30, September 30 and December 31 of each year, beginning June 30, 1991 (the "Dividend Reference Dates"), all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid.

                2C.     Distribution of Partial Dividend Payments. Except as
otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred, such payment shall be distributed ratably among the holders thereof based upon the aggregate number of the Shares held by each such holder.

                Section 3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value (plus all accrued and unpaid dividends) of all Shares held by such holder, and the holders of Series A Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred held by each such holder. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 30 days prior to the payment date stated therein, to each record holder of Series A Preferred. Neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 3.

                Section 4. Priority of Series A Preferred. So long as any Series A Preferred remains outstanding, neither the Corporation nor any Subsidiary shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities.

        Section 5. Redemptions.

        5A. Optional Redemptions. The Corporation may at any time redeem all or any portion of Series A Preferred then outstanding. On any such redemption, the Corporation shall pay a price per share equal to the Liquidation Value thereof plus all accrued and unpaid dividends thereon. No redemption pursuant to this paragraph 5A may be made for less than 100 shares (or such lesser number of shares then outstanding).

        5B. Redemption Payments. For each Share which is to be redeemed, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares ratably among the holders of the Shares to be redeemed based upon the aggregate number of Shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

        5C. Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of the Series A Preferred to each record holder thereof not more than 30 nor less than 10 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption, the Corporation shall become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed Shares.

        5D. Determination of the Number of Each Holder's Shares to be Redeemed. The number of Shares of Series A Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

        5E. Dividends After Redemption Date. No Share is entitled to any dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof. On such date all rights of the holder of such Share shall cease, and such Share shall not be deemed to be outstanding.

        5F. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

        5G. Other Redemptions or Acquisitions. Neither the Corporation nor any Subsidiary shall redeem or otherwise acquire any Series A Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro-rata to all holders of Series A Preferred on the basis of the number of Shares owned by each such holder.

        Section 6. Event of Noncompliance. If the Corporation fails to pay on any three Dividend Reference Dates during any twelve-month period commencing after January 1, 1993, the full amount of dividends then accrued on the Series A Preferred, whether or not such payments are legally permissible or are prohibited by any agreement to which the Corporation is subject, the dividend rate on the Series A Preferred shall increase immediately by an increment of .5 percentage point over the dividend rate then in effect, and thereafter, until such time as all accrued dividends on the Series A Preferred have been paid in full, the dividend rate shall increase automatically at the end of each succeeding six-month period by an additional increment of .5 percentage point (but in no event shall the dividend rate exceed 20%). Any increase of the dividend rate resulting from the operation of this Section 6 shall terminate as of the close of business on the date on which all accrued dividends on the Series A Preferred have been paid, subject to subsequent increases pursuant hereto.

        Section 7. Voting Rights. Except as otherwise provided herein or as otherwise required by law, the holders of the Series A Preferred will have no voting rights.

        Section 8. Definitions.

        "Base Rate" means the per annum rate set forth below which corresponds to the relevant calendar year:

Calendar Year                   Dividend Rate
-------------                   -------------
     1991                            10%
     1992                            11%
     1993                            12%
     1994                            13%
     1995                            14%
     1996                            15%
     1997                            16%
     1998                            17%
     1999 and thereafter             18%

        "Junior Securities" means with respect to the Series A Preferred any of the Corporation's equity securities other than the Series A Preferred.

        "Liquidation Value" of any Share as of any particular date shall be equal to $100.

        "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        "Redemption Date" as to any Share means the date specified in the notice of any redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

        "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

        Section 9. Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of this Part (c) of Article Four, or Part (d) of Article Four, without the prior written consent of the holders of at least 66-2/3% of the Series A Preferred outstanding at the time such action is taken.

        (d) PROVISIONS APPLICABLE TO ALL SERIES PREFERRED

        Section 1. Registration of Transfer. The Corporation will keep at its principal office a register for the registration of Series Preferred. Upon the surrender of any certificate representing Series Preferred at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of the same class represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Series Preferred of the same class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Series Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series Preferred represented by the surrendered certificate.

        Section 2. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of any class of Series Preferred and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Series Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

                Section 3. Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                  ARTICLE FIVE

                The duration of the Corporation shall be perpetual.

                                   ARTICLE SIX

                             (a) NUMBER OF DIRECTORS

                The business and affairs of the Corporation shall be managed by a Board of Directors which will consist of not less than five (5) nor more than nine (9) members. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors and at least one director from each class of directors. The directors shall be divided into three classes as nearly equal in number as possible, with the term of office of the first class to expire at the first Annual Meeting of Stockholders held after the initial election of the directors in such class, the term of office of the second class to expire at the second Annual Meeting of Stockholders held after the initial election of the directors in such class and the term of office of the third class to expire at the third Annual Meeting of Stockholders after the initial election of the directors in such class. At each Annual Meeting of Stockholders after such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election.

                           (b) VOTE TO ELECT DIRECTORS

                A nominee to be a director of the Corporation may be elected only by the affirmative vote of more than fifty percent (50%) of the Corporation's outstanding shares entitled to vote for the election of directors.

                              (c) FILLING VACANCIES

                Subject to the rights of the holders of any series of Series Preferred then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. Directors chosen pursuant to any of the foregoing provisions shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires and until their successors are duly elected and have qualified or until their earlier resignation or removal. Additional directorships resulting from an increase in the number of directors pursuant to paragraph A of this ARTICLE SIX shall be apportioned among the three terms of directors as equally as possible. No decrease in the number of directors constituting the board shall shorten the term of any incumbent director.

                                   (d) REMOVAL

                Any director or the entire Board of Directors may be removed only for cause.

                                  ARTICLE SEVEN

                No action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                  ARTICLE EIGHT

          (a) STOCKHOLDER VOTE FOR MERGERS ETC. NOT APPROVED BY BOARD

                Except as otherwise expressly provided in Part (b) of this ARTICLE EIGHT, the affirmative vote of not less than eighty percent (80%) of the outstanding shares of the Corporation entitled to vote shall be required for any of the following actions or transactions to be effected by this Corporation, or approved by this Corporation as stockholder of any subsidiary of this Corporation, if, as of the record date for the determination of the stockholders entitled to vote thereon or consent thereto, any other corporation, person or entity referred to below beneficially owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of this Corporation entitled to vote:

                (1) any merger or consolidation of this Corporation or any of its subsidiaries with or into such other corporation, person or entity; or

                (2) any sale, lease, exchange or other disposition of all or any substantial part of the assets of this Corporation or any of its subsidiaries to or with such other corporation, person or entity; or

                (3) the issuance or delivery of any voting securities of this Corporation or any of its subsidiaries to such other corporation, person or entity in exchange for cash, other assets or securities, or a combination thereof; or

                (4)     any dissolution or liquidation of this Corporation.

                       (b) MERGERS ETC. APPROVED BY BOARD

                The vote of stockholders specified in Part (a) of this ARTICLE EIGHT shall not apply to any action or transaction described in such paragraph, if at least two-thirds of the authorized number of directors of this Corporation shall have approved the action or transaction.

                      (c) DETERMINATION OF SHARE OWNERSHIP

                For purpose of this ARTICLE EIGHT, (1) a corporation, person or entity shall be deemed to own or control, directly or indirectly, any outstanding shares of stock of this Corporation (A) which it has the right to acquire pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise, or (B) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (A) above), by any other corporation, person or other entity (x) with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of stock of this Corporation or (y) which is its "affiliate" or "associate" as those terms are defined under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder,; and (2) "outstanding shares of this Corporation entitled to vote" and "voting securities" shall mean such shares as are entitled to vote generally in the execution of directors, considered as one class.

                      (d) DETERMINATION OF 5 PERCENT HOLDER

                The Board of Directors of this Corporation shall have the power and duty to determine for the purposes of this ARTICLE EIGHT, on the basis of information then known to the Board of Directors, whether (1) any corporation, person or other entity beneficially owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of this Corporation entitled to vote, or is an "affiliate" or an "associate" (as defined above) of another, and (2) any proposed sale, lease, exchange, or other disposition involves a substantial part of the assets of this Corporation or any of its subsidiaries. Any such determination by the Board shall be conclusive and binding for all purposes.

                                  ARTICLE NINE

                The by-laws of the Corporation may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting; provided, however, that such alteration, amendment, repeal or adoption of new by-laws shall not be effected by the stockholders by less than the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of the Corporation entitled to vote in the election of directors, voting as one class, and any required vote of Series Preferred.

                                   ARTICLE TEN

                Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

                                 ARTICLE ELEVEN

                To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE ELEVEN shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE TWELVE

                The Corporation expressly elects not to be governed by
Section 203 of the General Corporation Law of the State of Delaware.

                                ARTICLE THIRTEEN

                The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding any other provision contained in this Certificate of Incorporation or the by-laws of the Corporation, the amendment, alteration, change or repeal of ARTICLES SIX, SEVEN, EIGHT AND NINE of this Certificate of Incorporation shall require the approval of the holders of shares representing at least eighty percent (80%) of the shares of this Corporation entitled to vote in the election of directors, voting as one class.